UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 22, 2013 (April 9, 2013)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia  23225
(Address of principal executive offices) (Zip Code)

(804) 554-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01            CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On April 9, 2013, we terminated Anton & Chia LLP, 440 MacArthur Blvd, Suite 970, Newport Beach, CA 92660, as our independent registered public accounting firm. The decision to dismiss Anton & Chia LLP as our independent registered public accounting firm was recommended by our Audit Committee and approved by our Board of Directors on April 9, 2013. Except as noted in the paragraph immediately below, the reports of Anton & Chia LLP’s financial statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Anton & Chia LLP on our financial statements as of and for the years ended December 31, 2012 and 2011 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

During the years ended December 31, 2012 and 2011, and through April 9, 2013, we have not had any disagreements with Anton & Chia LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Anton & Chia LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

During the years ended December 31, 2012 and 2011, and through April 11, 2013, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On April 11, 2013, we delivered a copy of this report to Anton & Chia LLP. Anton & Chia LLP provided their response on April 18, 2013, subsequent to our filing. Their response stated that they agreed with the statements concerning their firm contained within the Form 8-K and a copy of their letter is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On April 9, 2013, we engaged Dale Matheson Carr-Hilton LaBonte LLP (DMCL), 1140 West Pender Street, Suite 1500, Vancouver, BC, V6E 4G1, Canada, an independent registered public accounting firm, as our principal independent accountant with the recommendation of our Audit Committee and approval of our Board of Directors. We have not consulted with DMCL on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with DMCL regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that DMCL concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

16.1	Letter - Anton & Chia LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of April, 2013.

ALR TECHNOLOGIES INC.

BY:	LAWRENCE WEINSTEIN
Lawrence Weinstein
President, Chief Operating Officer and Director